Exhibit 99.1

First Trades of Tokenized U.S. Equity under SEC Innovation Exemption Executed on the Canton Network

Shares of CNTN, Canton Strategic Holdings’ Common Stock, Traded Between Verified Counterparties including Five North, DRW Cumberland, and Flowdesk on Tradecraft’s TSV

Trades Mark the First Transactions in Issuer-Sponsored Tokenized NMS Stock, with Fairmint’s Onchain Transfer Agent, Under the SEC’s Innovation Exemption for Onshore U.S. Equities

NEW YORK, November 4, 2026 — Canton Strategic Holdings, Inc. (NASDAQ: CNTN) (“Canton Strategic Holdings” or the “Company”) today announced the first trades of its issuer-sponsored tokenized common stock on TSV LLC (“TSV”), the permissioned venue for tokenized NMS stocks on the Canton Network. Fairmint TA LLC (“Fairmint”), the Company’s SEC-registered transfer agent, recorded the shares in token form. The trades were executed on November 4 through a permissioned pool on Tradecraft, the automated market maker protocol that powers TSV, and settled atomically on the Canton Network, with Five North, the existing shareholder and seller; DRW Cumberland, the buyer; and Flowdesk Liquidity Solutions LLC (“Flowdesk”), the liquidity provider. These trades are the first of their kind under the SEC’s September 17 Innovation Exemption and follow the Company’s October 29 announcement of its agreement to make its shares of common stock available to trade on TSV.

“Last week we set out to be the first tokenized U.S. equity traded under the SEC’s new framework. Today, the first trades are done,” said Mark Wendland, Chairman and CEO of Canton Strategic Holdings. “Our shareholders on TSV keep the same rights they have on Nasdaq, and the Canton Network’s privacy protects them from the MEV frontrunning and information leakage common on other public chains. Moreover, DRW Cumberland, Flowdesk, and Five North participating demonstrates institutional market readiness. With the framework for regulated, compliant, onshore tokenized equities enabled by the SEC’s Innovation Exemption and the visionary work of TSV and Fairmint to build a venue on the Canton Network, issuers can maintain control of where and how their stock is tokenized.”

Five North, an existing shareholder of the Company, requested that its shares of CNTN common stock be registered in tokenized form. Fairmint, on behalf of the Company, recorded the issuer-sponsored tokenized shares directly with Five North’s verified Loop Wallet, moving its position from a broker-dealer account onto the Company’s onchain shareholder register. A pool operated by TSV was then established among liquidity providers, including Flowdesk and DRW Cumberland, where Flowdesk provided liquidity and DRW Cumberland executed the first purchases of tokenized CNTN common stock.

TSV offers shareholders of the Company’s tokenized shares the ability to participate in its automated market maker on the Tradecraft protocol, allowing for 24/7 trading availability, atomic settlement, and limiting access to verified holders. Only holders whose identity and wallets have been verified and approved to get a holder account by the transfer agent Fairmint can hold and trade the tokenized shares, with requirements for identity verification and sanctions screening.

“We set out to make our first listing the standard for how tokenized U.S. equities should work under the SEC’s Innovation Exemption,” said Ryan Trinkle, Co-Founder of TSV. “The token is issuer-sponsored and carries the same rights as the CNTN stock that trades on Nasdaq. Fairmint, an SEC-registered transfer agent, keeps the official record, and every holder is verified before they can hold or trade. On Tradecraft, approved investors can now trade at any hour, and shares and payment settle atomically on the Canton Network.”

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The Company’s tokenized shares are issued on behalf of the Company as issuer-sponsored shares by Fairmint, the Company’s SEC-registered transfer agent and a subsidiary of Fairmint, Inc. Fairmint maintains the official onchain record of ownership on the Canton Network, operates the allow list of verified holders and wallets, and applies the Company’s transfer controls. Holders of these issuer-sponsored tokenized shares receive the same rights and privileges as those holding the Company’s stock via Nasdaq.

“This is a landmark for U.S. equity markets: a Nasdaq-listed company’s actual stock trading onchain, with shareholder rights intact and Fairmint maintaining the official ownership record,” said Joris Delanoue, CEO and co-founder of Fairmint. “A blockchain can settle a trade, but it takes an accountable transfer agent to say who legally owns the share. Since we founded Fairmint, we’ve been building toward a market where equity is programmable and ownership moves with it. Today, we’ve put our infrastructure to work on the Canton Network with Canton Strategic Holdings and TSV. This trade opens a path for public companies to bring their shares onchain while retaining control.”

“The SEC has opened a path for U.S. listed securities to trade onchain. Our job is to make sure that path has reliable liquidity from the very first trade. Being among the first covered firms under the Innovation Exemption is exactly what we’ve been building toward,” said Reed Werbitt, U.S. CEO and Global CRO of Flowdesk.

“Canton was built so institutions could move real assets on chain with confidence. Today a Nasdaq-listed company’s shares were tokenized, held in Loop Wallet, and settled on the network within the SEC’s new framework. We’re proud Five North helped make the first trade happen,” said Yiannis Varelas, Founder and CEO of Five North.

Canton Strategic Holdings is an investor and active participant in the Canton Network ecosystem, providing both capital and insights to further the integration of the network into modern financial systems. As a Super Validator on the Canton Network and a member of the Canton Foundation, the Company continues to support and help secure the network in line with its commitment to strengthening the ecosystem.

About Canton Strategic Holdings, Inc.

Canton Strategic Holdings, Inc. (NASDAQ: CNTN) is the first publicly traded company to leverage Canton Coin and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to its operating business that drives value through activities on the Canton Network, the Company is a strategic investor in the Canton ecosystem. For more information, visit www.cantonstrategic.com.

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About TSV LLC

TSV LLC, founded by Ali Abrar and Ryan Trinkle, is the first Tokenized Securities Venue to complete the SEC’s Innovation Exemption process set out in Release No. 34-106402. The venue and platform enable approved participants to provide liquidity and trade tokenized NMS stocks through automated market maker pools on the Tradecraft protocol on the Canton Network. The Tradecraft protocol is the leading automated market maker protocol on the Canton Network, developed by Obsidian Software LLC. The venue is designed to be available 24/7 subject to regulatorily required trading stoppages, maintenance, risk controls, and trading volume limits. Settlement is atomic on Canton: both sides of a trade transfer together, or neither does, in an instantaneous Delivery versus Payment transaction. Participants and their wallets must be approved before trading, including identity verification and sanctions screening, and smart contracts enforce these rules on every token transfer. Learn more at tokenizedstockvenue.com.

About Fairmint

Fairmint is building the onchain Equity Capital Markets platform to bring recordkeeping and liquidity onto the same rails. Its subsidiary Fairmint TA LLC (formerly Fair FP LLC) is an SEC-registered transfer agent (file no. 084-06901) offering issuers an onchain solution to preserve issuer control and maintain shareholder rights. Founded in 2019 by Joris Delanoue and Thibauld Favre, Fairmint developed the Open Cap Table Protocol, and is a governing member of the Open Cap Table Coalition, which stewards the industry’s open-source standard. For more information, visit fairmint.com.

About DRW Cumberland

Since its founding in 2014, DRW Cumberland has provided liquidity across global digital asset markets and helped build the systems and relationships institutions rely on to trade them. Across DRW, our teams bring Cumberland’s digital asset expertise together with more than three decades of the firm’s experience in traditional markets, trading, risk management, market structure and technology. Together, we bring the right capabilities to each opportunity and provide institutions with deep liquidity and sophisticated execution as traditional finance and digital assets converge. Learn more at drw.com.

About Five North

Five North operates and builds for the network it invests in. As a Super Validator on the Canton Network, Five North takes part in securing and governing the network, backs the teams building on it through Canton Ventures, and develops Loop, the wallet, data and developer tools that connect institutions to Canton. Learn more at fivenorth.io and looptech.io.

About Flowdesk

Flowdesk Group is a full-service digital asset trading and technology firm specializing in liquidity solutions and OTC trading. With offices globally, Flowdesk Group combines deep financial and crypto expertise with algorithmic and proprietary trading systems to connect digital assets to global liquidity. Flowdesk Group’s technology is engineered to bring clarity and precision to digital asset and tokenized asset markets. Learn more at flowdesk.co.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, those regarding management expectations, strategy execution, market conditions, and the Company’s involvement with the Canton Network. These statements are based on current expectations and involve risks and uncertainties that may cause actual results to differ materially. Further information regarding factors that may affect the Company’s prospects is included in its annual and quarterly reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov. The Company undertakes no obligation to update these statements except as required by law.

Securities Disclaimers:

The information provided in this press release is intended for informational purposes only and does not constitute investment advice, endorsement, analysis, or recommendations with respect to any securities, digital assets, financial instruments, investments, or issuers. Investment in cryptocurrency securities, including tokenized shares of common stock, and digital assets involves substantial risk, including the risk of complete loss. Trading in tokenized securities may also involve additional technological, operational, regulatory, liquidity, and other risks associated with blockchain-based infrastructure and trading platforms. Each individual is urged to consult their legal, tax, and financial advisors before making any investment decisions.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Canton is a registered trademark of Digital Asset (Switzerland) GmbH. Digital Asset is not affiliated with, and has not sponsored or endorsed, the operations of Canton Strategic Holdings, Inc.

Contacts

Media:

Gasthalter & Co.

(212) 257-4170

canton@gasthalter.com

Investors:

ir@cantonstrategic.com

X: @CantonStrategic

LinkedIn: Linkedin.com/CantonStrategicHoldings

Website: www.cantonstrategic.com

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